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                                                               EXHIBIT 99.B11(a)




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 7 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 14, 1997, relating to the financial statements and financial highlights of Prudential Jennison Series Fund, Inc.-Prudential Jennison Growth Fund, Prudential Jennison Series Fund, Inc.-Prudential Jennison Growth & Income Fund and Prudential Dryden Fund-Prudential Active Balanced Fund, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
l177 Avenue of the Americas
New York, New York 10036
January 20, 1998